UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2025

DELCATH SYSTEMS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-16133	06-1245881
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

566 Queensbury Avenue

Queensbury, NY 12804

(Address of principal executive offices) (Zip Code)

(212) 489-2100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	DCTH	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.

On January 13, 2025, Delcath Systems, Inc. (“Delcath”) issued a press release announcing preliminary financial results for the quarter ended and full year ended December 31, 2024 (the “Press Release”). A copy of the Press Release is furnished pursuant to Item 2.02 as Exhibit 99.1 hereto and is incorporated herein by reference.

The information contained in this Item 2.02, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section nor shall it be incorporated by reference into any other filing by Delcath with the U.S. Securities and Exchange Commission whether made before or after the date hereof, regardless of any general incorporation language in such filing, except as expressly set forth by specific reference in such a filing.

Item 7.01	Regulation FD Disclosure.

On January 13, 2025, Delcath made available an updated corporate presentation that may be used in connection with presentations at conferences and investor meetings, which can be found on the Company’s website (the “Corporate Presentation”). The Corporate Presentation is furnished as Exhibit 99.2 and incorporated by reference in this Item 7.01.

The information contained in this Item 7.01, including Exhibit 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section nor shall it be incorporated by reference into any other filing by Delcath with the U.S. Securities and Exchange Commission whether made before or after the date hereof, regardless of any general incorporation language in such filing, except as expressly set forth by specific reference in such a filing.

Item 8.01	Other Events.

On January 13, 2025, Delcath disclosed in the Corporate Presentation that as of December 31, 2024, (i) it had a total of 14 active sites utilizing HEPZATO KIT and (ii) there were approximately 36.2 million shares of its common stock issued and outstanding.

On January 13, 2025, Delcath also announced the following preliminary unaudited fourth quarter and full year 2024 financial and operational results:

•	Total fourth quarter and full year revenue expected to be approximately $15.1 million and $37.2 million, respectively

•	HEPZATO KIT™ fourth quarter and full year revenue expected to be approximately $13.7 million and $32.3 million, respectively

•	CHEMOSAT® fourth quarter and full year revenue expected to be approximately $1.4 million and $4.9 million, respectively

•	Gross margins expected to be in the 80%-85% range

•	$53.2 million of cash, cash equivalents and short term investments and no debt as of December 31, 2024

Delcath has not yet completed its financial close process for the fourth quarter and full year 2024 and, as a result, actual results may vary from the estimated preliminary results set forth in this Current Report on Form 8-K due to a number of factors, including audit adjustments and other developments that may arise between now and the time the financial results for the fourth quarter and fiscal year ended December 31, 2024, are finalized. The estimated preliminary financial results have not been audited or reviewed by the Delcath’s independent registered public accounting firm. These estimates should not be viewed as a substitute for Delcath’s full interim or annual audited financial statements.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated January 13, 2025.

99.2	Corporate Presentation, dated January 13, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DELCATH SYSTEMS, INC.

Date: January 13, 2025	By:	/s/ Gerard Michel
	Name:	Gerard Michel
	Title:	Chief Executive Officer